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                                                                     EXHIBIT 5.1

COOLEY GODWARD LLP                      ATTORNEYS AT LAW       San Francisco, CA
                                                               415 693-2000

                                                               Palo Alto, CA
                                        2595 Canyon Boulevard  650 843-5000
                                        Suite 250
                                        Boulder, CO            Menlo Park, CA
                                        80302-6737             650 843-5000
                                        MAIN:  303 546-4000
                                        FAX:  303 546-4099     San Diego, CA
                                                               619 550-6000

                                                               Denver, CO
                                        www.cooley.com        303 606-4800


                                        JAMES C. T. LINFIELD
                                        Direct: (303) 546-4010
                                        Internet: linfieldjct@cooley.com

May 11, 1998

Evolving Systems, Inc.
6892 South Yosemite
Englewood, Colorado  80112

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Evolving Systems, Inc. (the "Company") of a Registration Statement on Form S-1 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission"), including a prospectus to be filed with the Commission pursuant to Rule 424(b) of Regulation C promulgated under the Securities Act of 1933, as amended, and the underwritten public offering of up to 5,290,000 shares of the Company's Common Stock, including 1,492,000 shares to be sold by certain stockholders of the Company (the "Selling Stockholder Shares", the 3,798,000 shares to be sold by the Company being hereinafter referred to as the "Company Shares").

In connection with this opinion, we have (i) examined and relied upon the Registration Statement, and (ii) reviewed the Company's Certificate of Incorporation and Bylaws, as amended and as proposed to be amended prior to the closing of the public offering, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment were necessary or appropriate to enable us to render the opinion expressed below.

On the basis of the foregoing and in reliance thereon, we are of the opinion that the Selling Stockholder Shares are, and the Company Shares (when issued and paid for in accordance with the underwriting agreement filed as an exhibit to the Registration Statement) will be, validly issued, fully paid and nonassessable.

We consent to the reference to our firm under the caption "Legal Matters" in the prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

Cooley Godward LLP



By:/s/ James C. T. Linfield
   ------------------------
   James C. T. Linfield

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